BY-LAWS
                                     -------
                                       OF
                                       --
                               Cemreil Group, Inc.
                               -------------------
                             A DELAWARE CORPORATION
                             ----------------------


               ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE
               --------------------------------------------------
     Section 1. The registered office of the corporation in the State of Delaware shall be at 25 Greystone Manor, in the city of Lewes, County of Sussex. The registered agent in charge thereof shall be Harvard Business Services, Inc.

     Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, in any State or Country around the world.

                                ARTICLE II - SEAL
                                -----------------
     Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware"

                      ARTICLE III - STOCKHOLDERS' MEETINGS
                      ------------------------------------
     Section 1. Meetings of Stockholders may be held at any place, either within
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or without  the State of Delaware  and the USA, as may be selected  from time to time by the Board of Directors.
     Section 2. Annual Meetings: The annual meeting of the stockholders shall be
                ---------------
held on the second day of January of each year if not on a legal holiday, and if a legal holiday, then on the next secular day following at 9 o'clock a.m., when they shall elect Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for the election of directors is not held on the date designated, the directors shall cause the meeting to be held on another date, at their convenience.
     Section  3.  Election  of  Directors:  Elections  of the  Directors  of the
                  -----------------------
corporation need not be by written ballot, in accordance with the Delaware Corporation Law.
     Section 4. Special  Meetings:  Special  meetings of the stockholders may be
                -----------------
called at any time by the president, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date,place and time of the meeting, to be held not more than thirty days after the receipt of the request, and to give due notice thereof to all the persons entitled to vote at the meeting
     Business at all special meetings shall be confined to the objects stated in the call and the matters germane thereto, unless all stockholders entitled to vote are present and consent.
     Written notice of a special meeting of stockholders stating the time and place of the meeting, and the object thereof, shall be given to each stockholder entitled to vote at least 15 days prior, unless a greater period of notice is required by statute in a particular case.
     Section 5. Quorum: A majority of the outstanding  shares of the corporation
                ------
entitled to vote, represented in a person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented, may adjourn the meeting at anytime without further notice. The stockholders  present at a duly  organized  meeting  may  continue  to  transact
business   until   adjournment,   notwithstanding   the   withdrawal  of  enough
stockholders to leave less than a quorum.
     Section  6.  Proxies:  Each  stockholder  entitled  to vote at a meeting of
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stockholders  or to express  consent or dissent to  corporate  action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period, as allowable by law.
     A duly  executed  proxy  shall  be  irrevocable  if it  states  that  it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.
     Section 7.  Notice of  Meetings:  Whenever  stockholders  are  required  or
                 -------------------
permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
     Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
     Section 8. Consent In Lieu of Meetings:  Any action required to be taken at
                ---------------------------
any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 9. List of  Stockholders:  The  officer who has charge of the stock
                ---------------------
ledger of the corporation shall prepare and make, at least ten days before every meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock of which any installment is due and unpaid shall be voted at any meeting. The list shall not be open to the examination of any stockholder, for any purpose, except as required by Delaware law. The list shall be kept either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                             ARTICLE IV - DIRECTORS
                             ----------------------
     Section 1. The business and affairs of this corporation shall be managed by its Board of Directors. The Board of Directors shall consist of members, unless and until this number is changed by an amendment to this article. Each director shall be elected for a term of one year, and until his successor shall qualify or until his earlier resignation or removal.
     Section 2.  Regular  Meetings:  Regular  meetings of the Board of Directors
                 -----------------
shall be held without notice according to the schedule of the regular meetings of the Board of Directors which shall be distributed to each Board member at the first meeting each year. The regular meetings shall be held either at the registered office of the corporation, or at such other place as shall be determined by the Board. Regular meetings, in excess of the one Annual meeting (Art. III Sec. 2) shall not be required if deemed unnecessary by the Board.
     Section 3. Special Meetings: Special meetings of the Board of Directors may
                ----------------
be called by the Chairman of the Board of Directors on 5 days notice to all directors, either personally or by mail, courier service, E-Mail or telecopy; special meetings may be called by the President or Secretary in like manner and on like notice by written request to the Chairman of the Board of Directors.

     Section 4.  Quorum:  A majority  of  the total  number of  directors  shall
                 ------
constitute a quorum of any regular or special meetings of the Directors for the transaction of business.
     Section 5. Consent of Lieu of Meeting:  Any action required or permitted to
                --------------------------
be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices anywhere in the world, within or outside of the state of Delaware.
     Section 6. Conference Telephone:  Directors may participate in a meeting of
                --------------------
the Board, of a committee of the Board or of the stockholders, by means of voice conference telephone or video conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting.
     Section 7.  Compensation:  Directors  as such shall not  receive any stated
                 ------------
salary for their services, but by resolution of the Board, a fixed sum per meeting and any expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.
     Section 8. Removal:  A director may be removed,  with or without cause,  by
                -------
the holders of a majority of the shares then entitled to vote at an election of directors, in accordance with the laws of Delaware.

                              ARTICLE V - OFFICERS
                              --------------------
     Section 1. The executive officers of the corporation shall be chosen by the Board of Directors. They shall be President, Secretary, Treasurer, one or more Vice Presidents and such other officers as the Board of Directors shall deem necessary. The Board of Directors may also choose a Chairman from among it's own members. Any number of offices may be held by the same person.
     Section 2. Salaries: Salaries of all officers and agents of the corporation
                --------
shall be determined and fixed by the Board of Directors.
     Section 3. Term of Office:  The officers of the corporation  shall serve at
                --------------
the pleasure of the Board of Directors and shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation will be served thereby
     Section 4. President: The president shall be chief executive officer of the
                ---------
corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation. He shall be EXOFFICIO a member of all committees, and shall have the general power and duties of supervision and management, as defined by the Board of Directors
     Section 5. Secretary:  The Secretary shall attend all sessions of the board
                ---------
and all meetings of the stockholders and act as clerk thereof , and record all votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all the committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and such other duties as may be prescribed by the Board of Directors or President, under whose supervision shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     Section 6.  Treasurer:  The  treasurer  shall have custody of the corporate
                 ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES
                             ----------------------
     Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filed by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or cause, the corporation should have no directors in office, then any officer or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these by-laws.
     Section 2. Resignations Effected at Future Date: When one or more directors
                ------------------------------------
shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                         ARTICLE VII - CORPORATE RECORDS
                         -------------------------------
     Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its minute of Stockholder meetings for the past two years. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.

                ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC
                -------------------------------------------------
     Section 1. The stock certificates of the corporation shall be numbered and registered in the Stock Transfer Ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and the Secretary.
     Section 2. Transfers: Transfers of the shares shall be made on the books of
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the corporation  upon surrender of the certificates  therefore,  endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with applicable law.
     Section  3.  Lost  Certificate:  The  corporation  may  issue  a new  stock
                  -----------------
certificate in place of any certificate theretofore signed by it, alleged to have been lost, stolen, or destroyed.
     Section  4.  Record  Date:  In order  that the  corporation  may  determine
                  ------------
stockholders entitled to notice of or to vote at any meeting of stockholders on any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action.

If no record date is fixed:
(a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close of the business on the day next preceding the day on which the meeting is held.
(b)The record date for which determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.
(c)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(d)A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 5. Dividends:  The Board of Directors may declare and pay dividends
                ---------
upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.
     Section 6. Reserves:  Before payment of any dividend there may be set aside
                --------
out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created

                      ARTICLE IX - MISCELLANEOUS PROVISIONS
                      -------------------------------------
     Section  1.  Checks:  All  checks  or  demands  for  money and notes of the
                  ------
corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
     Section 2.  Fiscal  Year:  The fiscal  year shall begin on the first day of
                 ------------
January of every year, unless this section is amended according to Delaware Law.
     Section 3. Notice:  Whenever  written notice is required to be given to any
                ------
person, it may be given to such a person, either personally or by sending a copy thereof through the mail, or by telecopy (FAX), or by telegram, charges prepaid, to his address appearing on the books of the corporation of the corporation, or supplied by him to the corporation to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of meeting and, in the case of a special meeting of stockholders, the general nature of business to be transacted.
     Section 4. Waiver of Notice:  Whenever  any  written  notice is required by
                ----------------
statue, or by Certificate or the by-laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was lawfully convened.

     Section 5.  Disallowed  Compensation:  Any  payments  made to an officer or
                 ------------------------
employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.
     Section 6.  Resignations:  Any director or other  officer may resign at any
                 ------------
time, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time to be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                              ARTICLE X - LIABILITY
                              ---------------------
     Section 1. The personal liability of the founders is limited to the amount of money put into the corporation. Stockholder liability is limited to the stock held in the corporation.
     Section 2. The directors' liability is limited according to Article Five of the certificate of incorporation, which state that it shall be limited to the fullest extent of current Delaware Law.

                             ARTICLE XI - AMENDMENTS
                             -----------------------
     Section 1. These by-laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

                                  *************

     A signed copy of these by-laws shall be placed on file in the corporation's main office as proof of the date of commencement of commercial activity of the corporation.
                                  *************

     This is the initial form of the company by-laws as of the incorporation formation date as listed in the company's Certificate of Incorporation.



         Secretary
                  Mary Writer
         Date: July  28, 2000

Corporate Seal: